Exhibit 10.1

Amendment 2012-1

to the

CSS Industries, Inc. Change of Control

Severance Pay Plan for Executive Management

WHEREAS, CSS Industries, Inc. (the “Company” or “CSS”) maintains the CSS Industries, Inc. Change of Control Severance Pay Plan for Executive Management (the “COC Plan”) for the benefit of certain of its executives, as specified in the COC Plan;

WHEREAS, the COC Plan was adopted for and on behalf of the Company on May 27, 2009 by the Human Resources Committee of the Board of Directors of the Company (the “Committee”);

WHEREAS, the Committee has authority to cause the COC Plan to be amended from time to time; and

WHEREAS, the Committee has determined to amend the COC Plan to provide that any employee of CSS who has the title of Vice President of CSS and who also has the title of Executive Vice President of Berwick Offray LLC is eligible to receive benefits under the COC Plan;

NOW, THEREFORE, in accordance with the foregoing, effective as of March 20, 2012, the COC Plan is hereby amended as follows:

1.	The definition of “Executive Management Employee” set forth in the “Definitions” section of the COC Plan is hereby amended to read in its entirety as follows:

Executive Management Employee: For purposes of this Plan, (A) any employee of CSS who has the title of Chief Executive Officer, President, Chief Financial Officer, Chief Information Officer or General Counsel; (B) any employee of Cleo Inc, Berwick Offray LLC, C.R. Gibson, LLC or Paper Magic Group, Inc. who has the title of President of such entity; and (C) any employee of CSS who has the title of Vice President and who also has the title of Executive Vice President of Berwick Offray LLC.

2.	In all respects not amended, the COC Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, to record the adoption of this Amendment 2012-1 to the COC Plan, the Committee has caused the execution of this instrument on this 20th day of March 2012.

CSS INDUSTRIES, INC.

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human Resources and General Counsel